Exhibit 10.19

HOLMES FINANCING (NO 8) PLC

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2005

Registered in England and Wales No. 4992222

Holmes Financing (No. 8) plc

Report of the directors

The Directors submit their report together with the accounts for the year ended 31 December 2005.

Principal activity and review of the year

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection.

No future changes in activity are envisaged.

Dividend

The loss for the year on ordinary activities after tax amounted to £142,000 (2004: £nil).

The Directors do not recommend the payment of a dividend (2004: £nil).

Financial instruments

The Company’s financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items such as debts and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company’s operations.

The Company also enters into derivatives transactions (principally cross currency swaps). The purpose of such transactions is to manage the currency risks arising from the Company’s operations and its sources of finance.

It is, and has been throughout the period under review, the Company’s policy, that no trading in financial instruments shall be undertaken.

The main risk arising from the Company’s financial instruments is currency risk. The Company has debt securities in issue denominated in US Dollars and Euros. The Board reviews and agrees policies for managing this risk. The Company’s policy is to eliminate all exposures arising from movements in exchange rates by the use of cross currency swaps to hedge payments of interest and principal on the securities.

All other assets, liabilities and transactions are denominated in sterling.

Further disclosures regarding financial risk management objectives and policies and the company’s exposure to principal risks can be found in note 1.

Directors and their interests

The Directors who served throughout the year were:

Mr D M Green
Mr M McDermott
Wilmington Trust SP Services (London) Limited (formerly SPV Management Limited)

At the year end and the previous period end, Holmes Holdings Limited and Mr M McDermott jointly held one share in the Company.

Wilmington Trust SP Services (London) Limited and Mr M McDermott jointly held one share in the holding company, Holmes Holdings Limited, at the year end. The other share in Holmes Holdings Limited was held by Wilmington Trust SP Services (London) Limited. Mr M McDermott is also a Director of Wilmington Trust SP Services (London) Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, and its subsidiaries, at the year end.

Directors’ responsibility statement

The directors are responsible for preparing their report and financial statements. The directors have chosen to prepare accounts for the company in accordance with International Financial Reporting Standards (IFRSs). Company law requires the directors to prepare such financial statements in accordance with International Financial Reporting Standards, the Companies Act 1985 and Article 4 of the IAS Regulation.

Holmes Financing (No. 8) plc

Directors’ responsibility statement – continued

International Accounting Standard 1 requires that financial statements present fairly for each financial year the company’s financial position, financial performance and cash flows. This requires the faithful representation of the effects of transactions, other events and conditions in accordance with the definitions and recognition criteria for assets, liabilities, income and expenses set out in the International Accounting Standards Board’s ‘Framework for the preparation and Presentation of Financial Statements’.

In virtually all circumstances, a fair presentation will be achieved by compliance with all applicable International Financial Reporting Standards. Directors are also required to:

•	properly select and apply accounting policies;
•	present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information;
•	provide additional disclosures when compliance with the specific requirements in International Financial Reporting Standards is insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and
•	prepare the accounts on a going concern basis unless, having assessed the ability of the company to continue as a going concern, management either intends to liquidate the entity or to cease trading, or have no realistic alternative but to do so.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company, for safeguarding the assets, for taking reasonable steps for the prevention and detection of fraud and other irregularities and for the preparation of a directors’ report which complies with the requirements of the Companies Act 1985.

Legislation in the United Kingdom governing the preparation and dissemination of financial statements differs from legislation in other jurisdictions.

Going concern

The Directors confirm that they are satisfied that Holmes Financing (No.8) plc has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

Auditors

At the forthcoming Annual General Meeting of the Company it will be proposed that Deloitte & Touche LLP be re-appointed as auditors of the Company, in accordance with the resolution by Abbey National plc to appoint Deloitte & Touche LLP as auditors of Abbey National plc and its subsidiaries.

By Order of the Board

For and on behalf of
Abbey National Secretariat Services Limited, Secretary

24 February 2006

Abbey National house, 2 Triton Square, Regent’s Place, London, NW1 3AN

Holmes Financing (No. 8) plc

Independent auditors’ report to the members of Holmes Financing (No. 8) PLC

We have audited the individual company financial statements (the “financial statements”) of Holmes Financing (No. 8) PLC for the year ended 31 December 2005, which comprise the income statement, the balance sheet, the cash flow statement and the related notes 1 to 21. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

The directors’ responsibilities for preparing the Annual Report and the financial statements in accordance with applicable United Kingdom law and International Financial Reporting Standards (IFRSs) as adopted for use in the European Union are set out in the statement of directors’ responsibilities.

Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements, International Standards on Auditing (UK and Ireland) and the Listing Rules of the Financial Services Authority.

We report to you our opinion as to whether the financial statements give a true and fair view in accordance with the relevant framework and are properly prepared in accordance with the Companies Act 1985 and Article 4 of the IAS Regulation. We also report to you if, in our opinion, the directors’ report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law or the Listing Rules regarding directors’ remuneration and transactions with the company and other members of the group is not disclosed.

We read other information contained in the directors’ report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of the company consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion:

•	the financial statements give a true and fair view in accordance with those IFRSs as adopted for use in the European Union, of the state of the company’s affairs as at 31 December 2005 and of its loss for the year then ended; and

•	the financial statements have been properly prepared in accordance with the Companies Act 1985.

Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London

24 February 2006

Holmes Financing (No. 8) plc

Income Statement
For the Year ended 31 December 2005

		Year ended	Period ended
	Notes	31 December 2005	31 December 2004
		£000	£ 000

Interest and similar income	3	160,383	145,247
Interest expense and similar charges	4	(160,380)	(145,247)

Net Interest Income		3	–
Other operating expenditure	6	(206)	–

Loss before tax		(203)
Tax	7	61	–

Loss attributable to equity holders	16	(142)	–

The Company has no recognised income or expenses other than the loss for the current and result for the previous year as set out above. Accordingly no separate statement of recognised income and expense is presented.

All of the operations of the Company are classed as continuing in the current and prior years.

Holmes Financing (No. 8) plc

Balance Sheet
As at 31 December 2005

		31 December	31 December
	Notes	2005	2004
		£000	£000

Loans and advances to group companies	8	2,890,194	3,983,790
Derivative financial instruments	9	99,781	–
Other assets	10	28,913	43,025
Deferred tax assets	11	61	–
Cash and cash equivalents	12	32,971	5,881

Total assets		3,051,920	4,032,696

Debt securities in issue	13	(2,990,182)	(3,983,790)
Other liabilities	14	(61,830)	(48,856)

Total Liabilities		(3,052,012)	(4,032,646)

Equity
Share capital	15	(50)	(50)
Retained losses	16	142	–

Total liabilities and equity		(3,051,920)	(4,032,696)

The financial statements were approved by the board of directors and authorised for issue on 24 February 2006. They were signed on its behalf by:

M McDermott
Director

Holmes Financing (No. 8) plc

Cash Flow Statement
For the Year ended 31 December 2005

		Year ended	Period ended
	Notes	31 December 2005	31 December 2004
		£ 000	£000

Net cash from operating activities	17	27,090	5,881

Investing activities
Amounts loaned to group companies		–	(3,983,790)
Repayment of loans to group companies		1,093,596	–

Net cash from/(used in) investing activities		1,093,596	(3,983,790)

Financing activities
Issue of debt securities		–	3,983,790
Repayment of debt securities in issue		(1,093,596)	–

Net cash (used in) / from financing activities		(1,093,596)	3,983,790

Net movement in cash and cash equivalents		27,090	5,881
Cash and cash equivalents brought forward		5,881	–
Cash and cash equivalents carried forward		32,971	5,881

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

1. Accounting policies

Adoption of International Accounting Standards

The financial statements have for the first time, been prepared in accordance with International Financial Reporting Standards (“IFRS”) adopted by the International Accounting Standards Board (“IASB”), and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB. The date of transition to IFRS for the Company and the date of its opening IFRS balance sheet was 1 January 2004.

The Company has chosen to adopt IFRS 7 “Financial Instruments: Disclosure” for this financial year, earlier than is required by the IASB.

As allowed by “First time adoption of international financial reporting standards” (IFRS 1), and “Financial Instruments: Disclosure” (IFRS 7) the Company has not restated its 2004 income statements and balance sheets to comply with IAS 32, IAS 39 and IFRS 7. The impact of this is that the Company’s derivatives will not be held at fair value in the comparative income statement and balance sheet and the valuation adjustment to the nominal value of the debt securities in issue that qualify as hedging instruments will not be included in the comparative income statement and balance sheet.

The principal accounting policies applied in the preparation of financial statements are set out below. These policies have been consistently applied to all years presented, unless other otherwise stated.

Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS). The financial statements have been prepared under the historical cost convention, as modified by the revaluation of available-for-sale financial assets, financial assets and financial liabilities held at fair value through profit or loss and all derivative contracts.

The financial statements have also been prepared in accordance with IFRSs adopted for use in the European Union and therefore comply with Article 4 of the EU IAS regulation.

Due to the nature of the business the Directors’ are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the income statement.

Foreign currency translation

Items included in the financial statements of the entity are measured using the currency that best reflects the economic substance of the underlying events and circumstances relevant to that entity (“the measurement currency”). The financial statements are presented in Pounds Sterling.

Foreign currency transactions are translated into the measurement currency at the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

Revenue recognition

Interest income and expense is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount.

Offsetting financial instruments

Financial assets and liabilities including derivatives are offset and the net amount reported in the balance sheet when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis, or realise the asset and settle the liability simultaneously.

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

Derivative financial instruments and hedge accounting

Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at their fair value. Fair values are obtained from quoted market prices in active markets, including recent market transactions, and valuation techniques, including discounted cash flow models and option pricing models as appropriate. All derivatives are carried as assets when fair value is positive and as liabilities when fair value is negative.

The method of recognising the resulting fair value gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The entity designates all its derivatives as hedges of the fair value of recognised assets or liabilities or firm commitments (fair value hedge). Hedge accounting is used for derivatives designated in this way provided certain criteria are met.

The entity documents, at the inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The entity also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

Fair value hedge

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the income statement, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. Any hedge ineffectiveness is shown in other operating expense.

If the hedge no longer meets the criteria for hedge accounting, the adjustment to the carrying amount of the hedged item for which the effective interest method is used is amortised to profit or loss over the period to maturity. The adjustment to the carrying amount of a hedged equity security remains in retained earnings until the disposal of the equity security.

Income taxes, including deferred income taxes

Income tax payable on profits, based on the applicable tax law in each jurisdiction is recognised as an expense in the period in which profits arise. The tax effects of income tax losses available to carry forward are recognised as an asset when it is probable that future taxable profits will be available, against which these losses can be utilised.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Currently enacted tax rates are used in the determination of deferred income tax.

Deferred and current tax assets and liabilities are only offset when they arise in the same tax reporting group and where there is both the legal right and the intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

Financial assets

The entity classifies its financial assets as loans and receivables, which are held at amortised cost unless designated as held at fair value through profit and loss. This includes loans and advances to group companies and trade receivables and payables included in other assets. Derivatives are classified as fair value and are shown on the face of the balance sheet.

Cash and cash equivalents

For the purposes of the cash flow statement, cash and cash equivalents comprise balances with less than three months’ maturity from the date of acquisition, including cash and non restricted balances with central banks, treasury bills and other eligible bills, loans and advances to banks, amounts due from other banks and short term investments in securities

Financial Liabilities

Financial liabilities are measured at amortised cost, which includes a valuation adjustment for debt securities designated as hedging instruments. These include debt securities in issue shown on the face of the balance sheet, and accrued interest shown within other liabilities.

Financial Risk factors

The company’s activities expose it to a variety of financial risks including currency risk, fair value interest rate risk and liquidity risk. The company’s overall risk management programmed focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the company’s financial performance. The company uses derivative financial instruments to hedge certain risk exposures.

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

Financial Risk factors – continued

Risk management is carried out by the central risk management function of the Abbey Group. Authority flows from the Abbey National plc Board of Directors to the Chief Executive Office and from him to his direct reports. Delegation of authority is to individuals. Formal standing committees are maintained for effective management or oversight. Their authority is derived from the person they are intended to assist.

Currency Risk

The main operating (or “functional”) currencies of its operations are sterling, euro, and US dollars. As the Company prepares its financial statements in sterling, these will be affected by movements in the euro/sterling and US dollar/sterling exchange rates. The exposure to this risk is mitigated by the use of cross currency derivatives. Taking this into account, the Company did not have a material financial exposure to foreign exchange gains and losses in either the year to 31 December 2005 or the period to 31 December 2004.

Currency Risk – continued

Included in the table below are the Company’s assets and liabilities at carrying amounts classified by currency.

	Euro	US Dollars	Sterling	Total
	£000	£000	£000	£000

Loans and advances to group companies	–	–	2,890,194	2,890,194
Derivative financial instruments	16,734	83,047	–	99,781
Other assets	–	–	28,913	28,913
Tax assets	–	–	61	61
Cash and cash equivalents	–	–	32,971	32,971

Total assets	16,734	83,047	2,952,139	3,051,920

Debt securities in issue	(742,583)	(1,239,698)	(1,007,901)	(2,990,182)
Other liabilities	(3,704)	(10,028)	(48,098)	(61,830)

Total Liabilities	(746,287)	(1,249,726)	(1,055,999)	(3,052,012)

Cash flow and fair value interest rate risk

Interest rate repricing gap information is shown in the table below at 31 December 2005. It provides an estimate of the repricing profile of the Company’s assets, liabilities and other off-balance sheet exposures. For the major categories of assets and liabilities, the table shows the carrying values of interest earning assets and liabilities, which reprice within selected time banks. Items are allocated to time bans by reference to the earlier of the next interest rate repricing date and the legal maturity date. This leads to an apparent timing mismatch where the anticipated maturity date is different from the legal maturity date and hedges have been structured accordingly. The tables do not purport to measure market risk exposure.

		Non-
	1-3	interest
	months	bearing	Total
	£000	£000	£000

Loans and advances to group companies	2,890,194	–	2,890,194
Derivative financial instruments	99,781	–	99,781
Other assets	–	28,913	28,913
Tax assets	–	61	61
Cash and cash equivalents	32,971	–	32,971

Total assets	3,022,946	28,974	3,051,920

Debt securities in issue	(2,990,182)	–	(2,990,182)
Other liabilities	(32,955)	(28,875)	(61,830)

Total Liabilities	(3,023,137)	(28,875)	(3,052,012)

The table below summarises the effective interest rate by major currencies for monetary financial instruments:

	Euro	US Dollars	Sterling

Derivative financial instruments	4.83	4.76	4.79
Debt securities in issue	2.44	4.35	4.79

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

Interest rate sensitivity

As a result of the cross currency swaps the Company’s total interest income and expenditure on financial assets and liabilities is based on the same rate of sterling LIBOR, it therefore has no material sensitivity to changes in interest rates.

Liquidity risk

The table below analyses the Company’s assets and liabilities into relevant maturity groupings based on the remaining period at balance sheet date to contractual maturity date:

	Up to 1	Over 5
	month	years	Total
	£000	£000	£000

Loans and advances to group companies	–	2,890,194	2,890,194
Derivative financial instruments	–	99,781	99,781
Other assets	28,913	–	28,913
Tax assets	–	61	61
Cash and cash equivalents	32,971	–	32,971

Total assets	61,884	2,990,036	3,051,920

Debt securities in issue	–	(2,990,182)	(2,990,182)
Other liabilities	(61,830)	–	(61,830)
Total Liabilities	(61,830)	(2,990,182)	(3,052,012)

Net liquidity gap	54	(146)	(92)

Credit risk

The maximum exposure to credit risk is the carrying amount of the Loans and advances to group companies of £2,890,194,252 and the fair value of derivative financial instruments of £99,987,258.

Accounting for derivative financial instruments and hedging activities

The Company holds derivatives as fair value hedges of the non-sterling debt securities in issue in order to hedge foreign currency and interest rate risk. These require the Company to pay a rate based on three month sterling LIBOR and receive US dollar LIBOR and EURIBOR receipts in US dollars and Euros. These are initially recognised and subsequently remeasured at fair value.

Fair value estimation

Where quoted market prices are not available, a discounted cash flow model is used based on a current yield curve appropriate for the remaining term to maturity.

2. Business and geographical segments

All of the Company’s income is derived from activities in the same business and geographical segment, within the UK. There were no discontinued operations during the period.

3. Interest and similar income

	Year ended	Period ended
	31 December	31 December
	2005	2004
	£000	£000

Interest receivable from group companies	159,153	145,169
Interest receivable on collateralised cash	1,227	78
Bank interest receivable	3	–

Interest receivable	160,383	145,247

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

4. Interest expense and similar charges

	Year ended	Period ended
	31 December	31 December
	2005	2004
	£000	£000

Interest payable on debt securities	133,186	145,169
Swap interest payable	25,967	–
Interest payable on collateralised cash	1,227	78

Interest payable	160,380	145,247

5. Loss before tax

Loss before tax has been arrived at after (charging)/crediting:

	Year ended	Period ended
	31 December	31 December
	2005	2004
	£000	£000

Net foreign exchange gains	218	–
Net gain on hedging derivatives	99,781
Net loss on hedged item	(100,205)	–

Auditors’ remuneration for the current and previous financial years has been borne by Holmes Funding Limited, a fellow subsidiary undertaking.

No emoluments were paid to the Directors in the current or previous financial year.

The Company had no employees in the current or previous financial year.

6. Other operating expenditure

	Year ended	Period ended
	31 December	31 December
	2005	2004
	£000	£000

Net foreign exchange gains	218	–
Net gain on hedging derivatives	99,781
Net loss on hedged item	(100,205)	–

	(206)	–

7. Tax

	Year ended	Period ended
	31 December	31 December
	2005	2004
	£000	£000

Current tax

UK corporation tax	–	–

Deferred tax (note 11):
Current year	61	–

	61	–

Corporation tax is calculated at 30% (2004: 30%) of the estimated assessable loss for the year.

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

7. Tax – continued

The charge for the year can be reconciled to the loss per the income statement as follows:

	Year ended 31	Period ended 31
	December 2005	December 2004
	£000	£000

Loss before tax	203	–

Tax at the UK corporation tax rate of 30% (2004: 30%)	(61)	–
Tax effect of expenses that are non-deductible in determining taxable profit	61	–

Tax income for the year	–	–

8. Loans and advances to group companies

	31 December	31 December
	2005	2004
	£000	£000

Repayable:
Less than 1 year	–	1,001,461
1 to 2 years	–	–
2 to 5 years	–	–
Greater than 5 years	2,890,194	2,982,329

	2,890,194	3,983,790

The loans are all denominated in sterling and are at variable rates of interest, based on LIBOR for three-month sterling deposits.

The carrying amount of loans and advances to group companies approximates to their fair value.

9. Derivative financial instruments

The Company holds derivatives as fair value hedges of the non-sterling debt securities in issue in order to hedge foreign currency and interest rate risk. These require the Company to pay a rate based on 3-month sterling LIBOR and receive US dollar LIBOR and EURIBOR eceipts. These are initially recognised and subsequently re-measured at a fair value. The hedging relationship between the cross currency derivatives and the debt securities in issue qualifies for a hedge accounting treatment of the liabilities.

10. Other assets

	31 December	31 December
	2005	2004
	£000	£000

Called up share capital not paid – due from parent undertaking	37	37
Accrued interest due from group companies	28,876	42,988

	28,913	43,025

The carrying amount of other assets approximates to their fair value.

11. Deferred Tax

The movement on the deferred tax account is as follows:

	31 December	31 December
	2005	2004
	£000	£000

At 1 January	–	–
Income statement credit	61	–

At 31 December	61	–

The deferred tax liability arises as a result of the Company being taxed under the special regime for securitisation companies in the Finance Act 2005.

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

12. Cash at bank and in hand

The Company holds deposits at banks, which pay interest based on LIBOR.

Swap counterparties are subject to a cash collateralisation agreement whereby dependent on the credit rating of the counterparty an amount may be payable by the counterparty to the Company. This amount is included in cash at bank and in hand, and within other liabilities. It is repayable when the swap agreements mature, or if earlier when the credit rating of the counterparty improves.

At 31 December 2005 an amount of £32,955,259 was held which related to cash received under cash collateralisation agreements. The amount was held on deposit at Federal Funds with an effective interest rate to match the interest payable to the swap counterparty.

13. Debt securities in issue

	31 December	31 December
	2005	2004
	£000	£000

Series 1 Class A Floating Rate Notes 2005	–	1,001,461
Series 1 Class B Floating Rate Notes 2040	–	34,050
Series 1 Class C Floating Rate Notes 2040	–	58,085
Series 2 Class A Floating Rate Notes 2011	869,656	811,996
Series 2 Class B Floating Rate Notes 2040	29,593	27,608
Series 2 Class C Floating Rate Notes 2040	50,451	47,096
Series 3 Class A Floating Rate Notes 2020	679,757	663,597
Series 3 Class B Floating Rate Notes 2040	23,345	22,790
Series 3 Class C Floating Rate Notes 2040	39,481	38,542
Series 4 Class A1 Floating Rate Notes 2040	900,000	900,000
Series 4 Class A2 Floating Rate Notes 2040	289,999	270,665
Series 4 Class B Floating Rate Notes 2040	39,900	39,900
Series 4 Class C Floating Rate Notes 2040	68,000	68,000

	2,990,182	3,983,790

Included in the carrying amount of debt securities in issue above are the following valuation adjustments as a result of the hedge accounting treatment of these instruments.

	31 December 2005	31 December 2004
	£000	£ 000

Series 2 Class A Floating Rate Notes 2011	57,660	–
Series 2 Class B Floating Rate Notes 2040	1,985	–
Series 2 Class C Floating Rate Notes 2040	3,355	–
Series 3 Class A Floating Rate Notes 2020	16,160	–
Series 3 Class B Floating Rate Notes 2040	555	–
Series 3 Class C Floating Rate Notes 2040	939	–
Series 4 Class A2 Floating Rate Notes 2040	19,334	–

	99,988	–

The carrying amount of debt securities in issue approximates to their fair value.

The debt securities in issue are recorded at amortised cost, with a valuation adjustment with respect to the hedge accounting treatment of the cross currency derivatives.

All the Class A notes (irrespective of series) will rank pari passu and rateably without any preference or priority except, until enforcement of the security for the Notes, as to payments of principal in respect of which the Class A1 notes will rank in priority to the Class A2 notes and the Class A3 notes, and the Class A2 notes will rank in priority to the Class A3 notes.

Payments in respect of the Class B and Class C notes will only be made if, and to the extent that, there are sufficient funds after paying or providing for certain liabilities, including liabilities in respect of Class A notes. The Class B notes rank after the Class A notes in point of security but before the Class C notes.

Interest is payable on the notes at variable rates based on the one-month US Dollar LIBOR, three-month sterling and US Dollar LIBOR and three month EURIBOR.

The Company’s obligations to noteholders, and to other secured creditors, are secured under a deed of charge that grants security over all of its assets in favour of the security trustee. The principal assets of the Company are loans made to Holmes

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

13. Debt securities in issue – continued

Funding Limited, a group company, whose obligations in respect of these loans, are secured under a deed of charge which grants security over all its assets, primarily comprising shares in a portfolio of residential mortgage loans, in favour of the security trustee. These mortgages fail the derecognition criteria described in IAS 39 and as such are represented by a receivable on the balance sheet of Holmes Funding Limited, though legally Holmes Funding Limited is entitled to the income from these mortgages. The security trustee holds this security for the benefit of all secured creditors of Holmes Funding Limited, including the Company.

14. Other liabilities

	31 December	31 December
	2005	2004
	£000	£000

Amounts due to related parties	32,955	5,868
Accrued interest	28,875	42,988

	61,830	48,856

The carrying amount of trade and other payables approximates to their fair value. Other liabilities due after one year amount to £nil (2004: £nil).

15. Share capital

	31 December	31 December
	2005	2004
	£000	£000

Authorised:
100,000 ordinary shares of £1 each	100	100

Issued:
50,000 ordinary shares of £1 each	50	50

49,998 Ordinary shares are partly paid to 25 pence. Two subscriber shares are fully paid.

16. Retained losses

£000

Balance at 1 January 2004	–
Result for the year	–
Balance at 1 January 2005	–
Loss for the year	(142)

Balance at 31 December 2005	(142)

17. Notes to the cash flow statements

	31 December	31 December
	2005	2004
	£000	£000

Loss from operations	(203)	–
Adjustments for:		–
Loss on derivatives	424	–
Gain on foreign exchange	(218)	–

Operating cash flows before movements in working capital	3	–
Decrease / (increase) in receivables	14,113	(42,975)
Increase in payables	12,974	48,856

Net cash flow from operating activities	27,090	5,881

Cash and cash equivalents (which are presented as a single class of assets on the face of the balance sheet) comprise cash at bank and other short-term highly liquid investments with a maturity of three months or less.

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

18. Related party transactions

The related party disclosures in this note apply to related parties, which comprise the following entities and individuals:

Abbey National plc, an entity with significant influence over the Company
Holmes Funding Limited, a Group Company

Trading transactions

During the year, the company entered into the following transactions with related parties:

	Interest receivable	Cash and cash equivalents held with related parties	Amounts owed by related parties
	31 December 2005	31 December 2005	31 December 2005
	£000	£000	£000

Abbey National plc	–	16	–
Holmes Funding Limited	159,153	–	2,919,011
Holmes Holdings Limited	–	–	37

There were no related party transactions during the year, or existing at the balance sheet date, with the company or parent company’s key management personnel.

19. Parent undertaking and controlling party

The immediate parent of the Company is Holmes Holdings Limited a company incorporated in Great Britain and registered in England and Wales.

Wilmington Trust SP Services (London) Limited (formerly SPV Management Limited), a company incorporated in Great Britain and registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

The Company meets the definition of a Special Purpose Entity as defined in and is therefore consolidated within the Abbey National plc group accounts.

The ultimate parent undertaking and controlling party of Abbey National plc is Banco Santander Central Hispano S.A., a company incorporated in Spain. Banco Santander Central Hispano, S.A. is the parent undertaking of the largest group of undertakings for which group accounts are drawn up and of which the company is a member. Abbey National plc is the controlling party of the smallest group of undertakings for which the group accounts are drawn up and of which the Company is a member.

Copies of all sets of group accounts, which include the results of the Company, are available from Abbey National Secretariat, Abbey National House, 2 Triton Square, Regent’s Place, London, NW1 3AN.

20. Explanation of transition to IFRSs

Holmes Financing (No. 8) plc has chosen to prepare accounts in accordance with IFRSs for the year ended 31 December 2005.

Up to 31 December 2004, the Company prepared its financial statements in accordance with UK Generally Accepted Accounting Principals (“UK GAAP”).

Key standards IAS 32 “Financial Instruments: Disclosure and Presentation”, IAS 39 “Financial Instruments: Recognition and Measurement” and IFRS 7 “Financial Instruments: Disclosures” have been applied prospectively from 1 January 2005. All other standards are required to be applied retrospectively.

No reconciliation of profit attributable to shareholders, shareholders funds, profit and loss or balance sheet under IFRS for the year to 31 December 2004 has been presented as all IFRS adjustments have been applied prospectively.

Holmes Financing (No. 8) plc

Notes to the Financial Statements for the year ended 31 December 2005

21. Comparatives under UK GAAP for FRS 13

These are the disclosures that would have been included in the financial statements under UK GAAP relating to FRS 13 that have not been included in the financial statements above.

The following disclosures are made in respect of financial instruments as at 31 December 2004. Short-term debtors and creditors are included in all of the following disclosures.

a. Maturity profile of financial liabilities

2004	Debt securities in
	issue	Other liabilities	Total liabilities
	£000	£000	£000

Within one year or less or on demand	1,001,461	48,856	1,050,317
More than one year but not more than two years	–	–	–
More than two years but not more than five years	–	–	–
More than five years	2,982,329	–	2,982,329

	3,983,790	48,856	4,032,646

There are no material undrawn committed borrowing facilities.

b. Interest rate profile of financial assets and liabilities

2004				Weighted
				average age
			Non-interest	until maturity*
	Total	Floating rate	bearing	Years
	£000	£000	£000

Assets:
Sterling	4,032,696	3,989,671	43,025	0.1
Liabilities:
Sterling	(4,032,646)	(3,989,658)	(42,988)	0.1

*for non-interest bearing assets/liabilities only.

c. Fair values of financial assets and liabilities

The fair value of debt securities in issue was £3,991,118,000.

The estimated fair values of other assets and liabilities on the balance sheet were not materially different from their carrying amounts.

The estimated fair value of the cross currency swaps entered into by the Company as at 31 December 2004 was a liability of £86,558,266. The estimated fair value of the interest rate swap entered into by the Company at 31 December 2004 was an asset of £29,685,140. The cross currency swaps mature between April 2005 and July 2040.

d. Currency profile

Taking into account the effect of derivative instruments, the Company did not have a material financial exposure to foreign exchange gains or losses on monetary assets and monetary liabilities denominated in foreign currencies at 31 December 2004.